Exhibit 4.1

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

and

UNION BANK N.A.

as Trustee

INDENTURE

Dated as of [—]

Page

ARTICLE 1

DEFINITIONS

Certain Terms Defined	1

ARTICLE 2

SECURITIES

ARTICLE 3

COVENANTS OF THE ISSUER AND THE TRUSTEE

ARTICLE 4

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Event of Default, Acceleration of Maturity, Waiver of Default	16
Collection of Indebtedness by Trustee; Trustee May Prove Debt	18

i

ARTICLE 5

CONCERNING THE TRUSTEE

ARTICLE 6

CONCERNING THE HOLDERS

Evidence of Action Taken by Holders	29
Proof of Execution of Instruments and of Holding of Securities; Record Date	29
Holders to Be Treated as Owners	29
Securities Owned by Issuer Deemed Not Outstanding	30
Right of Revocation of Action Taken	30

ARTICLE 7

SUPPLEMENTAL INDENTURES

Supplemental Indentures Without Consent of Holders	30
Supplemental Indentures With Consent of Holders	31
Effect of Supplemental Indenture	32
Documents to Be Given to Trustee	33
Notation on Securities in Respect of Supplemental Indentures	33
Conformity with the Trust Indenture Act of 1939	33

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Issuer May Consolidate, etc., on Certain Terms	33
Successor Substituted	33
Opinion of Counsel to Trustee	34

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Satisfaction and Discharge of Indenture	34
Application by Trustee of Funds Deposited for Payment of Securities	36
Repayment of Moneys Held by Paying Agent	37
Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years	37

ARTICLE 10

MISCELLANEOUS PROVISIONS

ARTICLE 11

REDEMPTION OF SECURITIES AND SINKING FUNDS

Applicability of Article	40
Notice of Redemption; Partial Redemptions	40
Payment of Securities Called for Redemption	41
Exclusion of Certain Securities from Eligibility for Selection for Redemption	42
Mandatory and Optional Sinking Funds	42

CROSS REFERENCE SHEET

Cross-reference sheet of provisions of the Trust Indenture Act of 1939 and this indenture:

Section of the Act	Section of Indenture
310(a)(1) and (2)	5.08
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	5.09
310(c)	Inapplicable
311(a), (b) and (c)	Incorporated by Section 318(c)
312(a)	3.06
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	3.09
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)	3.08
314(b)	Inapplicable
314(c)(1) and (2)	10.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	10.05
315(a), (c) and (d)	5.01
315(b)	4.11
315(e)	4.12
316(a)(1)	4.09
316(a)(2)	Inapplicable
316(b)	4.07
316(c)	Incorporated by Section 318(c)
317(a)	4.02
317(b)	3.04
318(a)	10.07

Notes:

This cross-reference sheet shall not, for any purpose, be deemed to be a part of this indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act of 1939 are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated in this indenture automatically by Section 318(c) of the Trust Indenture Act of 1939.

THIS INDENTURE, dated as of [—], between Nippon Telegraph and Telephone Corporation (the “Issuer”) and Union Bank, N.A. (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its Securities (as defined below) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in the form of Security or any Supplemental Indenture, or unless the context otherwise clearly requires) for all purposes of this Indenture and of any Supplemental Indenture shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation. Unless the context otherwise clearly requires, the terms “Article,” “Section” and other words of similar import refer to, respectively, the articles, sections and other subdivisions of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” shall have the meaning set forth in Section 3.07.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 5.13 to act on behalf of the Trustee to authenticate Securities, including the Trustee itself.

“Authorized Agent” shall have the meaning set forth in Section 10.10.

“Board” means the board of directors of the Issuer or any committee of such board of directors or authorized director duly authorized to act hereunder.

“Board Resolution” means any resolution (i) to have been duly adopted or consented to by the Board, (ii) to be in full force and effect and (iii) delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in Tokyo, Japan, and in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, and in any other city specified in a Supplemental Indenture or in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close.

“Clearing Organization” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as a Clearing Organization by the Issuer pursuant to Section 2.03 until a successor Clearing Organization shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Clearing Organization” shall mean or include each Person who is then a Clearing Organization hereunder, and if at any time there is more than one such Person, “Clearing Organization” as used with respect to the Securities of any such series shall mean the Clearing Organization with respect to the Registered Global Securities of that series.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in the United States shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” shall have the meaning set forth in Section 9.01.

“Designated Financial Institution” means a Japanese bank, Japanese insurance company, Japanese securities company or other Japanese financial institution falling under certain categories prescribed by the cabinet order under Article 6, Paragraph 9, of the Special Taxation Measures Act.

“Dollar” means the currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

“DTC” means the The Depository Trust Company.

“DTC Procedures” shall have the meaning set forth in Section 2.12.

“Event of Default” shall have the meaning set forth in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“External Indebtedness” means any indebtedness of the Issuer in the form of or represented by bonds, notes, debentures or other securities which: (a) either: (i) are, or may at the option of the Person entitled thereto be or become, denominated or payable in, or by reference to, a currency or currencies other than Yen; or (ii) are denominated or payable in Yen and more than 50% of the aggregate principal or face amount of which is initially distributed by the Issuer or with its authorization outside Japan; and (b) are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or on any over-the-counter securities market.

“Holder” means, in reference to any Security, the holder of such Security.

“Incorporated Provision” shall have the meaning set forth in Section 10.06.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest” means, in reference to any Security or any portion thereof, the interest on such Security or on such portion thereof.

“Interest Recipient Information” means the information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable a Participant to establish that a beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted.

“Issuer” means Nippon Telegraph and Telephone Corporation, a limited liability joint stock company (kabushiki kaisha) organized under the laws of Japan, and, subject to Article 8, its successors and assigns.

“Judgment Currency” shall have the meaning set forth in Section 4.13.

“Mandatory Sinking Fund Payment” shall have the meaning set forth in Section 11.05.

“New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

“Notice of Default” shall have the meaning set forth in Section 4.01.

“NTT Law” shall have the meaning set forth in Section 2.03.

“Officer’s Certificate” means a certificate (i) signed by any Responsible Officer of the Issuer authorized by the Board to execute any such certificate and (ii) delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.05.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer and who shall be reasonably satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.05, if and to the extent required hereby.

“Optional Sinking Fund Payment” shall have the meaning set forth in Section 11.05.

“Original Issue Discount Security” means any Security that provides for an amount less than the Principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding” means, when used with respect to Securities, subject to the provisions of Section 6.04, all Securities authenticated and delivered by the Trustee under this Indenture as of any particular time, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the

Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the Principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Participant” means a participant of an international Clearing Organization, or a financial intermediary, in each case, as prescribed by the Special Measures Taxation Act, through which the Securities are held.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the Principal of and Interest, if any, on the Securities of that series are payable, as contemplated in Section 2.03.

“Premium” means amounts exceeding the face value of a Security payable by the Issuer to the Holders upon redemption or such other event provided for in a Supplemental Indenture or in a form of Security.

“Principal” means, in reference to any Security or any portion thereof, the principal of and any Premium on such Security or such portion thereof.

“Record Date” means, as used with respect to any Interest payment date (except a date for payment of defaulted Interest), (a) the date specified as the record date in the terms of the Securities of any particular series or (b) if no such date is so specified, (i) if such Interest payment date is the first day of a calendar month, the fifteenth day of the preceding calendar month, whether or not such record date is a Business Day, (ii) if such Interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day or (iii) in any other case, the fifteenth calendar day prior to such Interest Payment Date, whether or not such record date is a Business Day.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Clearing Organization for such series in accordance with Section 2.03, and bearing the legend prescribed by the applicable Supplemental Indenture.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Required Currency” shall have the meaning set forth in Section 4.13.

“Responsible Officer” means: (a) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture; and (b) when used with respect to the Issuer, the [—] or any other officer or assistant officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means debentures, notes or other evidences of indebtedness to be issued in one or more series (including any stock acquisition rights incorporated in any such series) under this Indenture or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Sinking Fund Payment Date” shall have the meaning set forth in Section 11.05.

“Special Taxation Measures Act” means Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957), as amended.

“Supplemental Indenture” means an indenture supplemental to this Indenture.

“Tax Documentation” shall have the meaning set forth in Section 2.12.

“Trust Indenture Act of 1939” (except as otherwise provided in Article 7) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

“Trustee” means Union Bank, N.A., a national banking association organized under the laws of the United States, and, subject to Article 5, any successor trustee.

“U.S. Government Obligations” shall have the meaning set forth in Section 9.01.

“Written Application for Tax Exemption” means a written application for tax exemption (hikazei tekiyo shinkokusho) submitted to a paying agent pursuant to the Special Taxation Measures Act.

“Yen” means the currency of Japan that at the time of payment is legal tender for the payment of public and private debts.

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of Interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01 Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution or in one or more Supplemental Indentures, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by his or their execution of such Securities.

Section 2.02 Form of Trustee’s Certification of Authentication. Subject to the provisions of Section 5.13, the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:
as Trustee
By:
Authorized Officer

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and, unless provided for otherwise in the form of Security or in a Supplemental Indenture, each such series shall be the Issuer’s direct and unsubordinated general obligations and shall rank pari passu and without any preference among themselves and with all the Issuer’s other unsubordinated indebtedness in the form of bonds, debentures, notes or other evidences of indebtedness (where such evidences fall within the meaning of shasai as referred to in Article 9, Paragraph 1, of the Law Concerning Nippon Telegraph and Telephone Corporation, etc. (Law No. 85 of 1984), as amended (the “NTT Law”)) from time to time outstanding that is unsecured except for the preferential right referred to in Article 9, Paragraph 1, of the NTT Law. There shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more Supplemental Indentures, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 4.03 or 11.03);

(c) if other than Dollars, the currency in which the Securities of that series are denominated;

(d) the date or dates on which the Principal of the Securities of the series is payable;

(e) the rate or rates at which the Securities of the series shall bear Interest or the method by which such rate shall be determined; the date or dates from which such Interest shall accrue, the Interest payment dates on which such Interest shall be payable and, in the case of Registered Securities, the record dates for the determination of Holders to whom Interest is payable; and/or the method by which such rate or rates or date or dates shall be determined;

(f) the Place of Payment (subject to the provisions of Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) the denominations in which Securities of the series shall be issuable;

(j) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings pursuant to Section 4.02;

(k) if other than the currency in which the Securities of that series are denominated, the currency in which payment of the Principal of or Interest on the Securities of such series shall be payable;

(l) if the Principal of or Interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m) if the amount of payments of Principal of and Interest on the Securities of the series may be determined with reference to an index based on a currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

(n) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) and any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of Interest thereon;

(o) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(q) any applicable selling restrictions;

(r) any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the Securities of such series and any terms required by or advisable under applicable laws or regulations;

(s) whether a series of Securities may be reopened in a manner consistent with the terms of this Indenture, without the consent of the Holders of the Securities of such series, for increases in the aggregate Principal amount of such series or for the establishment of additional terms with respect to the Securities of such series;

(t) whether the Securities of a series shall be excluded from participation with the Securities of other series or otherwise differentiated from the Securities of other series in relation to any matter in respect of which the Securities generally or Securities of more than one series are contemplated by this Indenture to act together or otherwise be treated or affected collectively;

(u) the Clearing Organization(s) with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities; and

(v) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such Supplemental Indenture.

Section 2.04 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by a representative director of the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Issuer, signed by any one Responsible Officer of the Issuer authorized by the Board to execute any such order, without any further action by the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in conclusively relying upon:

(a) a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Issuer;

(b) an executed Supplemental Indenture, if any;

(c) an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 10.05;

(d) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that:

(i) the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution or by a Supplemental Indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Indenture;

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms;

(iii) all laws and requirements in respect of the execution and delivery by the Issuer of the Securities have been complied with; and

(iv) covers such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05 Execution of Securities. The Securities shall be signed on behalf of the Issuer by one (or, if so specified in the Supplemental Indenture or Board Resolution establishing the terms thereof, more than one) Responsible Officer of the Issuer, which Securities may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, on the actual date of the execution of such Security, shall be the proper officers of the Issuer, although on the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.06 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities and in denominations as shall be specified as contemplated by Section 2.03. The Securities of any series shall be issuable in denominations of [$2,000] Dollars and integral multiples of $1,000 Dollars in excess thereof or such other denominations as the Issuer may designate in a Supplemental Indenture or Board Resolution establishing the terms thereof and any integral multiple thereof. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officer or officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication, shall bear Interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03.

The Person in whose name any Registered Security of any series is registered at the close of business on any Record Date applicable to a particular series with respect to any Interest payment date for such series shall be entitled to receive the Interest, if any, payable on such Interest payment date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such Interest payment date, except if and to the extent the Issuer shall default in the payment of the Interest due on such Interest payment date for such series, in which case such defaulted Interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted Interest) established by notice given by mail by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent Record Date.

Section 2.08 Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as provided in this Section. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate Principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate Principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement the applicant shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities held by it in accordance with the Trustee’s procedures for the disposition of cancelled securities in effect as of the date of such disposition and deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate Principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series unless otherwise established pursuant to Section 2.03.

Section 2.12 Japanese Withholding Tax.

(a) In compliance with Japanese tax laws and the practices of tax authorities in Japan, in respect of any Interest payment on a series of Securities issued in global or book-entry form pursuant to this Indenture or any Supplemental Indenture, any paying agent shall act in accordance with the Compliance Procedures for International Securities Offerings by Japanese Issuer-Securities Held Through DTC (the “DTC Procedures”), if DTC is acting as Clearing Organization with respect to such series or with respect to depositary interests representing the Securities of such series, or in accordance with such other similar procedures as may be established by another Clearing Organization. Except as otherwise provided in this Indenture, any such paying agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures or such other procedures actually known by the paying agent, as applicable and as may be amended or modified and communicated to and, with respect to any such amendment or modification, agreed to by the paying agent from time to time, which agreement shall not unreasonably be withheld. Any such paying agent and the Issuer may rely on the information provided in the claim for exemption and other documentation in the absence of actual knowledge to the contrary. If any Interest payment on a series of Securities is due to be made hereunder and if and so long as payments of Interest (if any) by the Issuer to any paying agent may be made without deduction or withholding for or on account of Japanese tax only upon receipt of duly executed certifications, claims for exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant paying agent at the direction of the Issuer shall (i) accept delivery of the required Tax Documentation from the Clearing Organization (or Holders of the Securities if certificated notes representing such series have been issued); (ii) provide any required confirmations of information available to it; and (iii) promptly deliver, or cause to be delivered, such Tax Documentation so received to the Issuer or its agent for filing with the relevant tax office. Any such paying agent may rely on the information provided in Tax Documentation (including where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect. The paying agent shall have no liability for any withholding of any Japanese tax arising as a result of the late delivery by the Holder of the required Tax Documentation or incorrectly completed Tax Documentation.

(b) If a Holder of the Securities or the Holder of a depositary interest representing the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese tax authorities, then the Issuer or the paying agent acting at the direction of the Issuer shall, to the extent reasonably practicable, repay the amount withheld (after deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the Holder.

Section 2.13 CUSIP and ISIN Numbers. The Issuer in issuing the Securities may use CUSIP and ISIN numbers if then generally in use, and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

COVENANTS OF THE ISSUER AND THE TRUSTEE

Section 3.01 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the Principal of, and Interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the Interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such Interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer (in the case of Registered Securities) or at such other addresses as may be specified in the written orders of the Holders.

Section 3.02 Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain in each Place of Payment the following for each series: an office or agency where (a) the Securities may be presented for payment, (b) Registered Securities may be presented for registration of transfer and for exchange as provided in this Indenture and (c) notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it for each such purpose in relation to Registered Securities. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer may from time to time designate one or more offices or agencies (in addition to or in lieu of the office or agency established pursuant to the preceding paragraph) where the Securities of a series may be presented for payment and where Registered Securities of that series may be presented for registration of transfer as provided in this Indenture, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04 Paying Agents. The Issuer initially appoints Union Bank, N.A. as the paying agent, and Union Bank, N.A. accepts such appointment. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section, that it will:

(a) hold all sums received by it as such agent for the payment of the Principal of or Interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee;

(b) give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the Principal of or Interest on the Securities of such series when the same shall be due and payable; and

(c) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.04(b) above.

The Issuer will, on or prior to each due date of the Principal of or Interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such Principal or Interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the Principal of or Interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such Principal or Interest so becoming due. The Issuer will promptly notify the Trustee in writing of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 9.03 and 9.04.

Section 3.05 Certificate of the Issuer. So long as any Securities are Outstanding under this Indenture, the Issuer will furnish to the Trustee within 180 days of the end of the Issuer’s fiscal year each year (beginning with the year following the first issuance of any Securities pursuant to this Indenture) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 3.06 Security Holder Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each Record Date for the payment of Interest on such Securities, as hereinabove specified, as of such Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.07 Additional Amounts. The Issuer shall make payments of Principal and Interest on the Securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision thereof having power to tax, unless otherwise required by applicable law. If required by Japanese law to make any such withholding or deduction, the Issuer shall pay such additional amounts as shall result in the receipt by the Holder of such amount as would have been received by it had no such deduction or withholding been required; provided, however, that no additional amounts will be payable with respect to any Security under any of the following circumstances:

(a) the Holder or beneficial owner of the Security is an individual non-resident of Japan or non-Japanese corporation and is liable for such Japanese taxes in respect of such Security by reason of its (i) having some connection with Japan other than the mere holding of the Security or (ii) being a person having a special relationship with the Issuer for Japanese tax purposes as described in Article 6, Paragraph (4), of the Special Taxation Measures Act;

(b) the Holder or beneficial owner who would otherwise be exempt from any such withholding or deduction but who failed to comply with any applicable requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption to the relevant paying agent to whom such Security is presented, or whose Interest Recipient Information is not duly communicated through the relevant Participant and the relevant international clearing organization to such paying agent;

(c) the Holder or beneficial owner of the Security is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution that complies with the requirement, among others, to provide Interest Recipient Information or to submit a Written Application for Tax Exemption, and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of Interest on the Securities through a payment handling agent in Japan appointed by the Issuer);

(d) the Security is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Security became due or after the full payment was provided for, whichever occurs later, except to the extent the Holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

(e) the withholding or deduction is imposed on a payment to an individual pursuant to the European Council Directive 2003/48/EC regarding the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

(f) the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Security (where presentation is required) to another paying agent maintained by the Issuer; or

(g) any combination of the above.

The Issuer shall make any required withholding or deduction and remit the full amount deducted or withheld to the Japanese taxing authority in accordance with applicable law, if required by Japanese law to make such withholding or deduction. The Issuer shall use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so deducted or withheld to the extent available from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge. The Trustee will make such certified copies available upon reasonable written request to the Trustee.

Additional amounts will not be paid with respect to any payment on the Securities to or on behalf of a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of the Principal of and/or Interest on the Securities; provided that, except as otherwise set forth in the Securities of the relevant series and in this Indenture, the Issuer shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to this Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities of such series. References to the Principal of and/or Interest in respect of the Securities will be deemed to include any additional amounts due which may be payable in respect of such Principal and/or Interest.

At least 10 days prior to the first Interest payment date on the Securities, and at least 10 days prior to each Principal or subsequent Interest payment date with respect to such Securities if there has been any change with respect to the matters set forth in the Officer’s Certificate provided prior to the first Interest payment date, the Issuer will furnish the Trustee and the paying agent, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such paying agent whether such payment of Principal of, or Interest on, the Securities shall be made to holders of Securities without deduction or withholding for, or on account of, any Japanese taxes. If any such deduction or withholding shall be required, then such Officer’s Certificate shall specify the amount, if any, required to be deducted or withheld on such payments to such Holders and the Issuer will pay to the Trustee or such paying agent the additional amounts required by this Section 3.07 (the “Additional Amounts”). The Issuer will deliver to the Trustee, and the Trustee will deliver to each such recipient of Additional Amounts, at or about the time of such payment, a statement of the amount of such taxes, assessments or other governmental charges withheld on behalf of such recipient by the Issuer.

Section 3.08 Reports by the Issuer. The Issuer covenants to file with the Trustee, within 30 days after the Issuer files the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.09 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before May 15 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

Section 3.10 Negative Pledge. Unless otherwise established in accordance with Section 2.03 or by any applicable Supplemental Indenture, so long as any series of the Securities remains Outstanding, the Issuer shall not create or permit to subsist any mortgage, charge, pledge or other security interest upon the whole or any part of its property, assets or revenues, present or future, to secure, for the benefit of the holders thereof, any External Indebtedness, without at the same time securing its debt obligations under any series of Securities and this Indenture (i) equally and ratably with such External Indebtedness or (ii) with such other security or guarantee as shall be approved by Holders of more than 50% of the Outstanding Principal amount of such series of Securities.

Section 3.11 Statement by Officers as to Default. The Issuer shall deliver to the Trustee, reasonably promptly and, in any event, within 15 days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.01 Event of Default, Acceleration of Maturity, Waiver of Default. Unless otherwise established in accordance with Section 2.03 or by any applicable Supplemental Indenture, “Event of Default” means, with respect to any series of Securities issued under this Indenture, any one or more of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default is made in the payment of any Interest on any Security when it becomes due and payable, and such default continues for a period of 30 days thereafter;

(b) default is made in the payment of the Principal of any Security when it becomes due and payable;

(c) the Issuer defaults in the performance or observance of any other obligation applicable to such series of Securities and such default shall continue for 60 days after the Issuer’s receipt of written notice requiring such default to be remedied (a “Notice of Default”) from the Trustee or Holders of not less than 25% in aggregate Outstanding Principal amount of such series;

(d) (i) any indebtedness for borrowed monies contracted or incurred by the Issuer issued in the form of notes, bonds or debentures exceeding in the aggregate US$10,000,000 (or its equivalent in any other relevant currency or currencies) is accelerated as a result of a default by any Person or any event treated in effect as a default; (ii) the Issuer defaults in the repayment or discharge of any such notes, bonds or debentures when due or, if later, at the expiration of any grace period originally applicable thereto; or (iii) the Issuer shall have failed to pay when due or, if later, at the expiration of any grace period originally applicable thereto any guarantee exceeding in the aggregate US$10,000,000 (or its equivalent in any other relevant currency or currencies) contracted or incurred by it in respect of any indebtedness issued in the form of notes, bonds or debentures for borrowed monies in accordance with the terms of any such guarantee;

(e) a final and non-appealable order shall be made or an effective resolution of the Issuer shall be passed for the winding-up or liquidation of the Issuer;

(f) a receiver shall have taken possession, or a trustee or receiver shall have been appointed, in bankruptcy, civil rehabilitation, reorganization or insolvency of the Issuer, of all or substantially all of its assets and undertakings and such possession or appointment shall have continued undischarged and unstayed for a period of 60 days;

(g) the Issuer shall cease to carry on business or shall be unable to pay its debts as and when they fall due;

(h) a decree or order by any court having jurisdiction shall have been issued adjudging the Issuer bankrupt or insolvent, or approving a petition seeking with respect to the Issuer reorganization or liquidation under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or insolvency-related law; or

(i) any other Event of Default provided in the Supplemental Indenture or Board Resolution under which such series of Securities is issued.

Unless otherwise set forth in any applicable Supplemental Indenture, if an Event of Default described in Subsections 4.01(a), 4.01(b), 4.01(c), 4.01(d), 4.01(g)or 4.01(i) above occurs and is continuing with respect to a series, then, and in each and every such case, unless the Principal of all of the Securities of such series has already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate Principal amount of the Securities of such series then Outstanding hereunder may, by notice in writing to the Issuer (and to the Trustee if given by Holders), declare the entire Principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series) of all Securities of such series, and the Interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

Unless otherwise set forth in any applicable Supplemental Indenture, if an Event of Default described in Sections 4.01(e), 4.01(f) or 4.01(h) occurs and is continuing, then the Principal and accrued and unpaid Interest with respect to any Securities then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The foregoing provisions, however, are subject to the condition that if, at any time after the Principal (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof) of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all the Securities of such series and the Principal of any and all Securities of such series which shall have become due otherwise than by acceleration (with Interest upon such Principal and, to the extent that payment of such Interest is enforceable under applicable law, on overdue installments of Interest, at the same rate as the rate of Interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series to the date of such payment or deposit) and such amount as shall be sufficient to cover compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct, and if any and all Events of Default with respect to such series, other than the non-payment of the Principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate Principal amount of all the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the Principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the Principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the Principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the Principal thereof as shall be due and payable as a result of such acceleration, together with Interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 4.02 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of Interest on any of the Securities of any series when such Interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the Principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for Principal or Interest, as the case may be (with Interest to the date of such payment upon the overdue Principal and, to the extent that payment of such Interest is enforceable under applicable law, on overdue installments of Interest, at the same rate as the rate of Interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence or willful misconduct.

Until such demand is made by the Trustee, the Issuer may pay the Principal of and Interest on the Securities of any series to the Holders, whether or not the Principal of and Interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy, civil rehabilitation, reorganization or insolvency, or a liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the Principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of Principal and Interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of its negligence or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee or receiver or standby receiver in arrangement, reorganization, liquidation or other bankruptcy, civil rehabilitation, reorganization or insolvency proceedings or Person performing similar functions in comparable proceedings; and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or Interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced Principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including compensation to the Trustee, each predecessor trustee, any paying agent and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee, each predecessor trustee and any paying agent except as a result of its negligence or willful misconduct;

SECOND: In case the Principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of Interest on the Securities of such series in default in the order of the maturity of the installments of such Interest, with Interest (to the extent that such Interest has been collected by the Trustee) upon the overdue installments of Interest at the same rate as the rate of Interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the Principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and Interest, with Interest upon the overdue Principal, and (to the extent that such Interest has been collected by the Trustee) upon overdue installments of Interest at the same rate as the rate of Interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and Interest or Yield to Maturity, without preference or priority of Principal over Interest or Yield to Maturity, or of Interest or Yield to Maturity over Principal, or of any installment of Interest over any other installment of Interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid Interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 4.04 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.05 Restoration of Rights on Abandonment of Proceeding. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 4.06 Limitations on Suits by Holders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee a Notice of Default and of the continuance thereof, as hereinbefore provided;

(b) the Holders of not less than 25% in aggregate Principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have (i) made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and (ii) offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and

(d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09;

it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07 Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the Principal of and Interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. The Issuer and the Trustee acknowledge that the Securities constitute shasai as referred to in Article 9, paragraph 1, of the NTT Law and Holders are entitled to the preferential rights referred to therein. Nothing in this Article 4 shall be read to prejudice in any way any of the rights of the Holders under the NTT Law.

Section 4.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 4.09 Control by Holders. The Holders of a majority in aggregate Principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 4.10 Waiver of Past Defaults. Prior to the acceleration of the maturity of any Securities as provided in Section 4.01, the Holders of a majority in aggregate Principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive in writing any past default or Event of Default described in Section 4.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders of Securities of any series, in the case of Registered Securities as the names and addresses of such Holders appear on the registry books, notice by mail (or by other means provided in a Supplemental Indenture, the Board Resolution under which such series of Securities is issued or the form of Security for such series) of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof or, if later, within 15 days after it is known to a Responsible Officer of the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the Principal of or Interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such series.

Section 4.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by: (a) the Trustee; (b) any Holder or group of Holders of Securities of any series holding in the aggregate more than (i) 10% in aggregate Principal amount of the Securities of such series, (ii) in the case of any suit relating to or arising under Sections 4.01(c) or 4.01(d) (if the suit relates to Securities of more than one but less than all series), 10% in aggregate Principal amount of Securities Outstanding affected thereby, or (iii) in the case of any suit relating to or arising under Sections 4.01(c) or 4.01(d) (if the suit relates to all the Securities then Outstanding) or 4.01(h), 10% in aggregate Principal amount of all Securities Outstanding; or (c) any Holder for the enforcement of the payment of the Principal of or Interest on any Security on or after the due date expressed in such Security.

Section 4.13 Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or Interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Subsection 4.13(a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of Securities of any series, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming with the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

Section 5.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01:

(a) in the absence of bad faith on its part, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by a Responsible Officer of the Issuer;

(c) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity against the costs satisfactory to the Trustee, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.04 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.05 Moneys Held by Trustee. Subject to the provisions of Section 9.03, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for Interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Issuer.

Section 5.06 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation as the Issuer and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee, its agents and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense (including taxes other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses (including the reasonable charges and expenses of its agents and counsel) of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to the negligence or willful misconduct of the Trustee or its employees. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 4.01(e), 4.01(f)or 4.01(h) the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

Section 5.07 Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.08 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.09 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register or otherwise providing notice to Holders in the manner applicable to the Securities of each series. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time simultaneously remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Holders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of all amounts owing to it and yet unpaid, the trustee ceasing to act shall, subject to Section 9.03, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver a Supplemental Indenture which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such Supplemental Indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register or shall otherwise provide notice thereof to Holders in the manner applicable to the Securities of each series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to mail or provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed or provided at the expense of the Issuer.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12 Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act of 1939 during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act of 1939. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act of 1939 with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Section 5.13 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. The Issuer initially appoints Union Bank, N.A. as Authentication Agent.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security register of the Issuer.

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time such reasonable compensation for its services under this Section as may be agreed between the Issuer and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

UNION BANK, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE 6

CONCERNING THE HOLDERS

Section 6.01 Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in Principal amount of the Holders of any or all series may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.03 Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, Interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.04 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities held by any depositary or other custodial arrangement established by or on behalf of the Issuer shall be regarded as Outstanding if the beneficial interest therein is not owned by the Issuer or any other obligor on such Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on such Securities. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01 Supplemental Indentures Without Consent of Holders. The Issuer, when authorized by a Board Resolution (which Board Resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Issuer authorized thereby), and the Trustee may, from time to time, and at any time enter into one or more Supplemental Indentures for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b) to evidence the succession of another legal entity to the Issuer, or successive successions, and the assumption by the successor legal entity of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that, in respect of any such additional covenant, restriction, condition or provision such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d) to add to, change or eliminate any of the provisions of this Indenture in Section 2.12 for the purpose of reflecting any change in the procedures relating to Japanese withholding tax resulting from any amendment to the applicable Japanese tax laws, provided that such amendment is relevant to any series of Securities;

(e) to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any Supplemental Indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10;

(h) to comply with the Trust Indenture Act of 1939; and

(i) to make any other changes that do not adversely affect the rights of the Holders of Securities of any series.

Upon receipt of a written request of the Issuer accompanied by a Board Resolution authorizing the execution of such Supplemental Indenture and the documents described in Section 7.04, the Trustee shall join with the Issuer in the execution of any such Supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any Supplemental Indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02 Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate Principal amount of the Securities at the time Outstanding of all series affected by such Supplemental Indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Issuer authorized thereby), and the Trustee may, from time to time and at any time, enter into one or more Supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided that no such Supplemental Indenture shall (a) extend the final maturity of any Security or of any installment of Principal of any such Security, (b) reduce the Principal amount thereof, (c) reduce the rate or extend the time of payment of Interest thereon, (d) reduce any amount payable on redemption thereof, (e) make the Principal thereof (including any amount in respect of original issue discount), or Interest thereon, payable in any currency other than that provided in the Securities or in accordance with the terms thereof, (f) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms of such Securities, (g) change the Issuer’s obligations to pay additional amounts established pursuant to Section 3.07 (if any), (h) reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such Security pursuant to Section 4.01 or the amount provable in bankruptcy pursuant to Section 4.02, (i) impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, impair or affect any right of repayment at the option of the Holder, or (j) reduce the aforesaid percentage of Securities of any series or class, the consent of the Holders of which is required for any such Supplemental Indenture, without the consent of the Holders of each Security so affected.

A Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, accompanied by a copy of the Board Resolution (which Board Resolution shall provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Issuer authorized thereby) certified by a Responsible Officer of the Issuer authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture. The Trustee, at the expense of the Issuer, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with regard to any such Supplemental Indenture, upon which the Trustee may conclusively rely in entering into such Supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof by (a) first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer or (b) by any other means set forth in such Supplemental Indenture, setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

Section 7.03 Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.04 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant to this Article 7 complies with the applicable provisions of this Indenture.

Section 7.05 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such Supplemental Indenture or as to any action taken by Holders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board, to any modification of this Indenture contained in any such Supplemental Indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.06 Conformity with the Trust Indenture Act of 1939. Every Supplemental Indenture executed pursuant to this Article 7 shall conform to the requirements of the Trust Indenture Act of 1939 as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01 Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not consolidate with or merge into any other Person (where the Issuer is not the continuing entity) or convey or transfer all or substantially all of its properties or assets, in one or more related transactions, to any Person or Persons, unless:

(a) such successor Person or Persons is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Trustee for each series of Securities, in form satisfactory to the Trustee, the due and punctual payment of the Principal and Interest, if any, on all Securities and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

The Issuer shall deliver to the Trustee before the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that (i) such merger, sale, assignment, transfer, lease, conveyance or other disposition and such Supplemental Indenture, comply with this Indenture, (ii) the surviving Person has duly executed and delivered the Supplemental Indenture and (iii) such Supplemental Indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel.

Section 8.02 Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor legal entity, such successor legal entity shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor legal entity may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor legal entity instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor legal entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor legal entity which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 8.03 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 9.01 Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the Principal of and Interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) (A) all the Securities of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.03) or, in the case of any series of Securities the payments on which may only be made in U.S. dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, in an amount certified by an accounting or financial firm of national standing to be sufficient to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Trustee for cancellation, including Principal and Interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer (in the case of Registered Securities) and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities of such series to receive payments of Principal thereof and Interest thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive

Mandatory Sinking Fund Payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, and (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided that the rights of Holders of the Securities to receive amounts in respect of Principal of and Interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(b) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or Supplemental Indenture provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to Subsection 9.01(a), in the case of any series of Securities the exact amounts (including the currency of payment) of Principal of and Interest due on which can be determined at the time of making the deposit referred to in Clause 9.01(b)(i) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such series on the 91st day after the date of the deposit referred to in Clause 9.01(b)(i) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (1) rights of registration of transfer (in the case of Registered Securities) and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities of such series to receive payments of Principal thereof and Interest thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive Mandatory Sinking Fund Payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Issuer under Section 3.01) and the Trustee, at the expense of the Issuer of the Securities, shall at the Issuer’s request, execute proper instruments acknowledging the same, if:

(i) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the Principal and Interest on all Securities of such series and coupons appertaining thereto on each date that such Principal or Interest is due and payable and (2) any Mandatory Sinking Fund Payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(iii) the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series and coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(c) The Issuer of the Securities shall be released from its obligations under Sections 3.10 and 8.01 with respect to the Securities of any series Outstanding on and after the date the conditions set forth below are satisfied (“Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of any series, and under a guarantee in respect thereof, the Issuer of the Securities may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 4.01, but the remainder of this Indenture and such Securities and coupons and any guarantee shall be unaffected thereby. The following shall be the conditions to application of this Subsection 9.01(c):

(i) The Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to Principal and Interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the Principal and Interest on all Securities of such series and coupons appertaining thereto and (2) any Mandatory Sinking Fund Payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series.

(ii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsections 4.01(d) and 4.01(e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iii) Such Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer.

(iv) Such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which either of them is bound.

(v) Such Covenant Defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted.

(vi) The Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(vii) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Covenant Defeasance contemplated by this provision have been complied with.

Section 9.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.03 and any subordination provisions applicable to the Securities, all moneys deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee of all sums due and to become due thereon for Principal and Interest; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 9.04 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or Interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or Interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01 Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.03 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 10.04 Notices and Demands on Issuer, Trustee and Holders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class or similar class mail[ or by facsimile or email (in PDF format)] (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to the Issuer at the following address:

Nippon Telegraph and Telephone Corporation

3-1 Otemachi 2-Chome

Chiyoda-ku, Tokyo 100-8116

Japan

Attention: [—]

Fax: +81-3-5205-5459

Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its Corporate Trust Office at:

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

U.S.A.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register[ or by facsimile or email (in PDF format)]. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.05 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 10.06 Conflict of any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 10.07 New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 10.08 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.[ The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.]

Section 10.09 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.10 Submission to Jurisdiction. To the fullest extent permitted by applicable law, the Issuer irrevocably submits the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan in The City of New York, Country and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture and the Securities, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System, [—], USA (Attn: [—]) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such suit or proceeding. The Issuer represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Issuer hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Issuer further agrees that service of process upon its Authorized Agent and written notice of said service to it mailed by first class mail or delivered to the Issuer shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer hereby irrevocably waives, to the extent permitted by applicable law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section are intended to be effective upon the execution of this Indenture without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 10.11 Non-Business Day. In any case where the date of payment of Interest, redemption or stated maturity of a Security established in accordance with Section 2.03 shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities) payment of Principal of and Interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of payment of Interest, redemption or stated maturity of a Security established in accordance with Section 2.03, provided that no Interest shall accrue for the period from and after such date of payment of Interest, redemption or stated maturity of a Security, as the case may be.

Section 10.12 Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13 U.S.A. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 10.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 11

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 11.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount and CUSIP or ISIN number (if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that Interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date Interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date so delayed.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

At or before 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued Interest to the date fixed for redemption. The Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Securities of such series shall be redeemed in accordance with the procedures of DTC and on a pro rata basis based on the then Outstanding principal amount of each such Security, provided, however, that if any such pro rated redemption would result in any Security having an authorized principal amount of less than the minimum authorized denomination, all such Securities shall first be redeemed in full prior to the redemption of any other Securities of such series, except as may be provided in the form of Security or in a Supplemental Indenture. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.03 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall, subject to any conditions set forth in the applicable notice of redemption, become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with Interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with Interest accrued to said date) Interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.05 and 9.03, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid Interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with Interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of Interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant Record Date subject to the terms and provisions of Sections 2.03 and 2.04.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear Interest from the date fixed for redemption at the rate of Interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.05 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” The date on which a sinking fund payment is to be made is herein referred to as the “Sinking Fund Payment Date.”

In lieu of making all or any part of any Mandatory Sinking Fund Payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for Optional Sinking Fund Payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day preceding each Sinking Fund Payment Date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 10.05) signed by an authorized officer of the Issuer (a) specifying the portion of the Mandatory Sinking Fund Payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of Interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an Optional Sinking Fund Payment with respect to such series and, if so, specifying the amount of such Optional Sinking Fund Payment which the Issuer intends to pay on or before the next succeeding Sinking Fund Payment Date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding Sinking Fund Payment Date. Failure of the Issuer, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the Mandatory Sinking Fund Payment for such series due on the next succeeding Sinking Fund Payment

Date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no Optional Sinking Fund Payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding Sinking Fund Payment Date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding Sinking Fund Payment Date to the redemption of Securities of such series at the sinking fund redemption price together with accrued Interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 11.02, for redemption on such Sinking Fund Payment Date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Security register, and not known to the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officer’s Certificate at least 60 days prior to the Sinking Fund Payment Date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 11.02 (and with the effect provided in Section 11.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and Interest on, the Securities of such series at maturity.

On or before each Sinking Fund Payment Date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all Interest accrued to the date fixed for redemption on Securities to be redeemed on the next following Sinking Fund Payment Date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of Interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 4 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 4.10 or the default cured on or before the sixtieth day preceding the Sinking Fund Payment Date in any year, such moneys shall thereafter be applied on the next succeeding Sinking Fund Payment Date in accordance with this Section to the redemption of such Securities.

Section 11.06 Optional Redemption for Tax Reasons. Unless otherwise specified as contemplated by Section 2.03 for a particular series of Securities, the Issuer may, upon the terms described in Article 11, redeem the Securities of such series then outstanding at a redemption price equal to the Principal amount of the Securities

(or, if the Securities are Original Issue Discount Securities, such amount as determined as contemplated by Section 2.03) plus any accrued but unpaid Interest through but not including the date fixed for redemption and any related additional amounts described in Section 3.07, in each case with respect to the Securities being redeemed, in the event that: the Issuer determines that, as a result of any change in or amendment to the laws or regulations of Japan or any political subdivision or authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change in or amendment to such laws or regulations becomes effective on or after the issue date of the relevant series of Securities, the Issuer has or will become obligated to pay additional amounts as described in Section 3.07 with respect to the Securities of such series and such obligation cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer. The Issuer or, at the Issuer’s expense, the Trustee will notify the Holders between 30 and 60 days prior to the date fixed for any such redemption. Prior to the giving of any notice of redemption for tax reasons as described in this paragraph, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred and (ii) an Opinion of Counsel to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such additional amounts if a payment in respect of the Securities were then due.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of [—].

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

By:
Name:
Title:

Union Bank, N.A., as Trustee

By:
Name:
Title: